UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

TELIGENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TLGT	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)       On December 16, 2020, Teligent, Inc. (the “Company”) held its special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the holders of 2,700,749 shares of the Company’s common stock were present in person or represented by proxy, which represents 50.09% of the total shares of outstanding common stock entitled to vote as of the record date of September 4, 2020.

(b)       At the Special Meeting, the stockholders of the Company approved, as required by Nasdaq Marketplace Rule 5635(b) (the “Nasdaq Change of Control Rule”) and the Indenture dated as of July 20, 2020 governing the 9.5% Series C Senior Secured Convertible Notes due 2023 (the “New 2023 Notes”), the issuance to any holder or group of related holders of the New 2023 Notes of shares of the Company’s common stock under the New 2023 Notes exceeding the greater of (x) 19.99% of the number of shares of common stock outstanding, and (y) that percentage of the number of shares of common stock outstanding as held by the then largest holder of shares of common stock, all as contemplated by the Indenture and more particularly described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on September 9, 2020, based on the following votes:

Votes For	Votes Against	Abstentions
2,545,627	91,534	63,588

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Date: December 17, 2020	By:	/s/ Philip K. Yachmetz
	Name:	Philip K. Yachmetz
	Title:	Chief Legal Officer